EXHIBIT 10.02

ABN AMRO	ABN AMRO Incorporated 350 Park Avenue New York, NY 10022 Global Futures
September 8, 2006

Lisa Wingate
Campbell & Company, Inc.
210 West Pennsylvania Avenue Suite 770
Towson, MD 21204

As you may be aware, ABN AMRO Bank N.V. ("ABN AMRO") recently announced the sale of its global futures and options business to UBS AG. Pursuant to this sale, on or about October 1, 2006 ABN AMRO will be transferring assets or stock in certain of its branches, affiliates or subsidiaries to UBS AG and certain of its branches, affiliates or subsidiaries. As a result, ABN AMRO Incorporated ("MI") intends to transfer its customers' futures and options accounts to UBS Securities LLC, a wholly owned subsidiary of UBS AG and a registered futures commission merchant ("FCM") and broker/dealer. UBS Securities LLC, along with its various global affiliates, offers comprehensive exchange traded derivatives services including execution and clearing on all major futures and options exchanges globally across multiple asset classes including commodities, equities, equity indices, interest rates and currencies.

Accordingly, unless you object as set forth below, AAI will assign to UBS Securities LLC all of its rights, and delegate all of its obligations, arising under any International Uniform Brokerage Execution Services Agreements (often referred to as give-up agreements) or similar agreements and other related documentation in effect between AAI and you to UBS Securities LLC, 677 Washington Blvd, Stamford, CT 06901; (203) 719 3000, effective on or about October 1, 2006. If you do not wish to have your agreement(s) assigned to UBS Securities LLC, you may provide notice to Terrence Scott at MI by phone at 312-992-7259, by fax at 312-992-6214, by mail to ABN AMR() Incorporated — Attn: Terrence Scott, 540 West Madison Street, Suite 2501, Chicago, Illinois 60661, or by email to terrence.scott@abnamro.com. If we do not hear from you, you will be deemed to have consented to the assignment of your agreement(s) to UBS Securities LLC.

Following the assignment, your relationship will continue to be serviced by the same key personnel who currently service your execution account. If applicable, UBS Securities LLC will contact you to provide information regarding certain operational changes that may affect you.

Should you have any questions regarding the assignment please contact Terrence Scott at the phone number listed above. We thank you for your business and look forward to a continuing relationship at UBS Securities LLC.

Yours very truly,

/s/ John M. Murphy
John M. Murphy
Managing Director
CEO of North America Futures